Exhibit 99.2

LINN ENERGY, LLC

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES –
ASSETS ACQUIRED FROM SANDRIDGE EXPLORATION AND PRODUCTION, LLC

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INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Unitholders
Linn Energy, LLC:

We have audited the accompanying Statement of Revenues and Direct Operating Expenses – Assets acquired from SandRidge Exploration and Production, LLC (“SandRidge”) for the year ended December 31, 2010.  This financial statement is the responsibility of Linn Energy, LLC management.  Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 1.  The presentation is not intended to be a complete presentation of the properties described above.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the Revenues and Direct Operating Expenses – Assets acquired from SandRidge for the year ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Houston, Texas
August 2, 2011

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LINN ENERGY, LLC

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES –
ASSETS ACQUIRED FROM SANDRIDGE EXPLORATION
AND PRODUCTION, LLC

Year Ended December 31, 2010, and
Three Months Ended March 31, 2011, and March 31, 2010

(in thousands)

	Three Months Ended		Year Ended
	March 31, 2011	March 31, 2010	December 31, 2010
	(unaudited)		(audited)

Revenues – oil and natural gas sales	$8,349	$7,932	$32,341
Direct operating expenses	2,869	3,645	15,174
Excess of revenues over direct operating expenses	$5,480	$4,287	$17,167

The accompanying notes are an integral part of the Statements of Revenues and Direct Operating Expenses.

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LINN ENERGY, LLC

ASSETS ACQUIRED FROM SANDRIDGE EXPLORATION AND PRODUCTION, LLC
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Year Ended December 31, 2010, and
Three Months Ended March 31, 2011, and March 31, 2010

Note 1 – Basis of Presentation

On April 1, 2011, Linn Energy, LLC (“LINN Energy” or the “Company”) completed the acquisition of certain oil and natural gas properties (“Properties”) in the Permian Basin from SandRidge Exploration and Production, LLC (“SandRidge”) for total consideration of approximately $200 million, subject to purchase price adjustments.

The accompanying statements of revenues and direct operating expenses were prepared from the historical accounting records of SandRidge.  These statements are not intended to be a complete presentation of the results of operations of the Properties acquired from SandRidge.  The statements do not include general and administrative expense, effects of derivative transactions, interest income or expense, depreciation, depletion and amortization, any provision for income tax expenses and other income and expense items not directly associated with revenues from the Properties.  Historical financial statements reflecting financial position, results of operations and cash flows required by United States of America generally accepted accounting principles (“GAAP”) are not presented as such information is not readily available and not meaningful to the acquired Properties.  Accordingly, the accompanying statements of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  These estimates and assumptions are based on management’s best estimates and judgment.  Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances.  Such estimates and assumptions are adjusted when facts and circumstances dictate.  As future events and their effects cannot be determined with precision, actual results could differ from these estimates.  Any changes in estimates resulting from continuous changes in the economic environment will be reflected in the financial statements in future periods.

Revenues representative of the ownership interest in the Properties acquired from SandRidge are presented on a gross basis on the statements of revenues and direct operating expenses.  Sales of oil and natural gas are recognized when the product has been delivered to a custody transfer point, persuasive evidence of a sales arrangement exists, the rights and responsibility of ownership pass to the purchaser upon delivery, collection of revenue from the sale is reasonably assured, and the sales price is fixed or determinable.

The statements of revenues and direct operating expenses for the three months ended March 31, 2011, and March 31, 2010, are unaudited, but in the opinion of management include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the results of the interim periods.

Note 2 – Commitments and Contingencies

Pursuant to the terms of the purchase and sale agreement between SandRidge and LINN Energy, LINN Energy assumed all liabilities associated with the Properties, subject to the Company’s right to claim indemnification from SandRidge for certain undisclosed liabilities.  Notwithstanding this indemnification, LINN Energy is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statements of revenues and direct operating expenses.

Note 3 – Subsequent Events

Management has evaluated subsequent events through August 2, 2011, the date the statements of revenues and direct operating expenses were available to be issued, and has concluded no events need to be reported during this period.

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LINN ENERGY, LLC

ASSETS ACQUIRED FROM SANDRIDGE EXPLORATION AND PRODUCTION, LLC
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES – Continued

Year Ended December 31, 2010, and
Three Months Ended March 31, 2011, and March 31, 2010

Note 4 – Supplemental Oil and Natural Gas Reserve Information (Unaudited)

Estimated Quantities of Proved Oil and Natural Gas Reserves

Estimated quantities of proved oil and natural gas reserves at December 31, 2010, and changes in the reserves during the year, are shown below.  These reserve estimates have been prepared in compliance with the SEC regulations using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month.

	Natural Gas (MMcf)	Oil (MBbls)	Total (MMcfe)
Proved developed and undeveloped reserves:
Beginning of year	9,079	8,308	58,930
Revisions of previous estimates	816	1,042	7,063
Production	(365)	(444)	(3,026)
End of year	9,530	8,906	62,967
Proved developed reserves:
Beginning of year	6,108	4,370	32,331
End of year	6,452	4,750	34,954
Proved undeveloped reserves:
Beginning of year	2,971	3,938	26,599
End of year	3,078	4,156	28,013

Standardized Measure of Discounted Future Net Cash Flows

Information with respect to the standardized measure of discounted future net cash flows relating to proved reserves is summarized below.  Future cash inflows are computed by applying applicable prices relating to the Properties’ proved reserves to the year-end quantities of those reserves.  Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions.  There are no future income tax expenses because the Company is not subject to federal income taxes.

December 31, 2010
(in thousands)

Future estimated revenues	$732,598
Future estimated production costs	(326,185)
Future estimated development costs	(123,998)
Future net cash flows	282,415
10% annual discount for estimated timing of cash flows	(172,702)
Standardized measure of discounted future net cash flows	$109,713

Representative NYMEX prices: (1)
Natural gas (MMBtu)	$4.38
Oil (Bbl)	$79.29

(1)
In accordance with SEC regulations, reserves at December 31, 2010, were estimated using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.  The price used to estimate reserves is held constant over the life of the reserves.

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LINN ENERGY, LLC

ASSETS ACQUIRED FROM SANDRIDGE EXPLORATION AND PRODUCTION, LLC
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES – Continued

Year Ended December 31, 2010, and
Three Months Ended March 31, 2011, and March 31, 2010

The following summarizes the principal sources of change in the standardized measure of discounted future net cash flows during the year ended December 31, 2010 (in thousands):

Sales of oil and natural gas produced during the period	$(17,167)
Changes in estimated future development costs	(3,818)
Net change in sales prices and production costs related to future production	40,529
Net change due to revisions in quantity estimates	16,450
Accretion of discount	5,477
Changes in production rates and other	13,469
$54,940

The data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on a large number of estimates and arbitrary assumptions.  Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions.  The required projection of production and related expenditures over time requires further estimates with respect to pipeline availability, rates of demand and governmental control.  Actual future prices and costs are likely to be substantially different from the current prices and costs utilized in the computation of reported amounts.  Any analysis or evaluation of the reported amounts should give specific recognition to the computational methods utilized and the limitations inherent therein.